Exhibit 32.2
In accordance with Exchange Act Rules 13a-14(f) and 15d-14(f), this certification does not relate to Interactive Data Files as defined in Rule 11 of Regulation S-T.

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 for the Principal Financial Officer

I, David G. Paulson, state and attest that:

1.	I am the Chief Operating Officer and principal financial officer of the Federal Home Loan Bank of Pittsburgh (the registrant).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●
this Form 10-K of the registrant for the year ended December 31, 2019 (the periodic report) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

●	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented.

Date:     March 10, 2020                        /s/ David G. Paulson
Name:    David G. Paulson
Title:    Chief Operating Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Federal Home Loan Bank of Pittsburgh and will be retained by the Federal Home Loan Bank of Pittsburgh and furnished to the Securities and Exchange Commission or its staff upon request.